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                                                                    Exhibit 10.2

                           LOAN MODIFICATION AGREEMENT

          This Loan Modification Agreement is entered into as of March 31, 1998, by and between Voxware, Inc. ("Borrower") whose address is 305 College Road East, Princeton, NJ 08540 and Silicon Valley Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other obligations which may be owing by Borrower to Lender, Borrower has an obligation to Lender pursuant to, among other documents executed by Borrower, a Promissory Note, dated October 18, 1996 in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00), as may be amended (the "Revolving Facility"), and a Master Note, dated May 5, 1997 in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Lease Facility"). The Revolving Facility and the Lease Facility are sometimes referred to collectively herein as the "Notes"). The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Letter Agreement, dated October 18, 1996, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement. As of the date hereof, there is no amount oustanding under the Revolving Facility.

Hereinafter, all obligations owing by Borrower to Lender shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by a financing statement and security agreement which Lender shall hold and not perfect until certain events occur as described therein.

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3. DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Revolving Facility.

          1. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on March 30, 1999. In addition, Borrower will pay regular monthly payments of accrued unpaid interest due as of each payment date, beginning April 30, 1998, and all subsequent interest payments are due on the same day of each month thereafter.

          2. The principal amount is hereby decreased to Two Million and 00/100 Dollars ($2,000,000.00).

     B.   Modification to Loan Agreement.

          1. The paragraph beginning with the words "Funds shall be advanced_" is hereby amended in its entirety as follows:

               $750,000.00 (the "Non-Formula Portion") shall be available under the Revolving Facility without implementation of the borrowing base formula, contained herein. Funds shall be advanced under the Revolving Facility as follows: the lesser of (a) $2,000,000.00 minus the

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               face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the Foreign Exchange
               Reserve minus all amounts outstanding under the Lease Facility or
               (b) Non-Formula Portion plus the Borrowing Base Formula which is the sum of (i) ninety five percent (95%) of cash pledged to and held by Lender plus (ii) eighty percent (80%) of eligible domestic accounts receivable minus the (iii) face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus (iv) the Foreign Exchange Reserve minus
               (v) all amounts outstanding under the Lease Facility. Eligible Accounts Receivable shall include, but not be limited to, those accounts outstanding less than 90 days from the date of invoice, excluding, foreign, government, contra, and intercompany accounts; and exclude accounts wherein 50% or more of the account is outstanding more than 90 days from the date of invoice. Any account which alone exceeds 25% of total accounts will be ineligible to the extent said account exceeds 25% of total accounts. Also exclude any credit balances which are aged past 90 days. Also ineligible are any accounts which Lender in its sole judgment excludes for valid credit reasons.

          3. The Financial Covenants are hereby amended in their entirety as follows:

               Quick Ratio - (Tested Monthly) Maintain a minimum Quick Ratio of
               2.50 to 1.00. Quick Ratio is defined as cash and equivalents plus accounts receivable divided by total current liabilities less deferred revenue.

               Tangible Net Worth - (Tested Monthly) Maintain a minimum Tangible Net Worth (TNW) of $10,000,000.00. TNW is defined as net worth plus Subordinated Debt (debt which is formally subordinated to the Lender) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

               Debt to Tangible Net Worth Ratio - (Tested Monthly) Maintain a ratio of total liabilities to tangible net worth less deferred revenue not to exceed 1.00 to 1.00.

          4. Borrower shall provide to Lender a Borrowing Base Certificate, together with an aged list of accounts receivable and accounts payable, to be received within 20 days after the close of each month, when borrowing in excess of $750,000.00. Lender shall conduct an audit of Borrower's books and records when borrowings under the Revolving Facility exceed $750,000.00. Thereafter, such audits shall be conducted on an annual basis.

4. PAYMENT OF LOAN FEE. Borrower shall pay Lender a fee in the amount of Eight Thousand and 00/100 Dollars ($8,000.00),plus all out-of-pocket expenses (the "Loan Fee").

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future

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modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

10. COUNTERPARTS. This [Loan Modification Agreement] may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

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BORROWER:

VOXWARE, INC.

By: /s/ Kenneth Traub
   ------------------------------------
Name: Kenneth Traub
      ---------------------------------
Title: Executive VP & CFO
      ---------------------------------

LENDER:

SILICON VALLEY BANK, doing business as
SILICON VALLEY EAST

By: /s/ Jane A. Braun
   ------------------------------------
Name: Jane A. Braun
      ---------------------------------
Title: Vice President
      ---------------------------------

SILICON VALLEY BANK


By: /s/ Amy B. Young
   ------------------------------------
Name: Amy B. Young
      ---------------------------------
Title: Vice President
      ---------------------------------
     (Signed at Santa Clara County, CA)

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